Exhibit 99.1
THE
ESTEE
LAUDER
COMPANIES INC.
                                                                            NEWS

                                                                MEDIA RELATIONS:
767 Fifth Avenue                                                    SALLY SUSMAN
New York, NY  10153                                               (212) 572-4430

                                                             INVESTOR RELATIONS:
                                                                 DENNIS D'ANDREA
                                                                  (212) 572-4384

--------------------------------------------------------------------------------
FOR IMMEDIATE RELEASE

                          MARSHALL ROSE TO RETIRE FROM
                  THE ESTEE LAUDER COMPANIES BOARD OF DIRECTORS

SEPTEMBER 22, 2006 (NEW YORK) - The Estee Lauder Companies Inc. (NYSE: EL) announced today that Marshall Rose, a director since 1996, has notified the Company that he will retire from the Board of Directors, effective as of the Annual Meeting of Stockholders on October 31, 2006.

Leonard A. Lauder, Chairman of the Board, stated "Marshall has always been a great asset since joining the Board in 1996. We gratefully acknowledge his contributions to The Estee Lauder Companies, our stockholders and the Board."

The Estee Lauder Companies Inc. is one of the world's leading manufacturers and marketers of quality skin care, makeup, fragrance and hair care products. The Company's products are sold in over 130 countries and territories under well-recognized brand names, including Estee Lauder, Aramis, Clinique, Prescriptives, Lab Series, Origins, MAC, Bobbi Brown, Tommy Hilfiger, La Mer, Donna Karan, Aveda, Jo Malone, Bumble and bumble, Darphin, Michael Kors, Rodan + Fields, American Beauty, Flirt!, Good SkinTM, Donald Trump, Grassroots, Sean John, Missoni and Daisy Fuentes.

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